Exhibit 10.3

EXECUTION VERSION

STOCKHOLDER RIGHTS AGREEMENT

THIS STOCKHOLDER RIGHTS AGREEMENT (this "Agreement"), dated as of March 2, 2020, is made among TERRA JV, LLC, a Delaware limited liability company (the "Parent"), and TERRA PROPERTY TRUST, INC., a Maryland corporation (the "REIT").
RECITALS
WHEREAS, as of the date hereof, the Parent directly owns 86.5% of the Common Stock, par value $0.01 per share, of the REIT;
WHEREAS, the parties desire to enter into this Agreement, to, among other items, set forth certain agreements between the Parent and the REIT relating to approval rights over the major decisions specified herein regarding the management and control of the REIT (or any successor thereto, whether by merger, conversion, consolidation, recapitalization, reorganization or otherwise), in each case on the terms and conditions contained herein.
NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below.
"Agreement" has the meaning specified in the preamble of this Agreement.
"Business Day" means any day other than a Saturday, a Sunday or a day on which banks located in New York, New York are required or authorized to be closed for the conduct of regular banking business. If the date set for any action hereunder is a date other than a Business Day, then such date shall be the next succeeding day that is a Business Day.
"Common Stock" means the common stock, par value $0.01 per share, and all other classes of common equity securities of the REIT Subsidiary.
"Notice" has the meaning set forth in Section 5 of this Agreement.
"Parent" has the meaning specified in the preamble of this Agreement.
"Person" means any individual, corporation, partnership, association, trust, limited liability company or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
"REIT" has the meaning specified in the preamble of this Agreement.

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Exhibit 10.3

"REIT Subsidiary" shall mean Terra Property Trust, Inc., a Maryland corporation (or any successor thereto, whether by merger, conversion, consolidation, recapitalization, reorganization or otherwise).
"Securities Act" means the U.S. Securities Act of 1933, as amended from time to time, or any successor statute, and all rules and regulations promulgated thereunder.
"Subsidiary" shall mean, with respect to a Person, any entity in which such Person holds or controls any ownership interest, whether directly or through one or more other Persons.
In this Agreement, unless otherwise specified: (i) singular words include the plural and plural words include the singular; (ii) words that include a number of constituent parts, things or elements shall be construed as referring separately to each constituent part, thing or element thereof, as well as to all such constituent parts, things or elements as a whole; (iii) words importing any gender shall include the masculine, the feminine and the neuter; (iv) references to any Person include such Person's successors and permitted assigns; (v) references to any statute or other law include all applicable rules, regulations and orders adopted or made thereunder and all statutes or other laws amending, consolidating or replacing the statute or law referred to; (vi) references to any agreement or other document, including this Agreement, include all subsequent amendments thereto or hereto or other modifications thereof or hereof; (vii) the words "include" and "including" and words of similar import, shall be deemed to be followed by the words "without limitation"; (viii) the words "hereto," "herein," "hereof," "hereunder" and words of similar import, refer to this Agreement in its entirety unless the context requires otherwise; (ix) the word "will" shall be construed to have the same meaning and effect as the word "shall," and the word "or" shall not be exclusive; (x) references to Articles, Sections and paragraphs are to the Articles, Sections and paragraphs of this Agreement; (xi) numberings and headings of Articles, Sections and paragraphs are inserted as a matter of convenience and shall not affect the construction of this Agreement; and (xii) any reference herein to the giving of "consent," "approval," "discretion" or other words of similar import on the part of a Person shall mean in the sole and absolute discretion of such Person.
Section 2.    Operation of REIT Subsidiary
2.01    Major Decisions. The REIT Subsidiary, including its Subsidiaries, shall not take, or refrain from taking, any action or incurring any obligation with respect to the following matters without the consent of the Parent:
(a)    acquiring by purchase, contribution, exchange or otherwise any asset material to the REIT Subsidiary or outside of the ordinary course of business of the REIT Subsidiary, or entering into any agreement, commitment or assumption with respect to any of the foregoing;
(b)    selling, conveying, refinancing or otherwise effecting any disposition of any asset material to the REIT Subsidiary or outside of the ordinary course of business of the REIT Subsidiary, or entering into any agreement, commitment or assumption with respect to any of the foregoing;

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Exhibit 10.3

(c)    incurring any material indebtedness for borrowed money or entering into any agreement, commitment, assumption or guarantee with respect to any of the foregoing;
(d)    any sale, issuance, distribution, reclassification, purchase, redemption, exchange, conversion or cancellation of Common Stock or other securities, the result of which would be that the Parent would, at any time hold less than a majority of the voting securities in the REIT Subsidiary;
(e)    any material change in the strategic direction of the REIT Subsidiary or any material expansion of the business of the REIT Subsidiary, whether into new or existing lines of business or any change in the structure of the REIT Subsidiary;
(f)    confessing a judgment against the REIT Subsidiary, initiating or settling any litigation, arbitration or proceeding, terminating and/or replacing counsel to defend or prosecute on behalf of the REIT Subsidiary any such action, claim or proceeding or foregoing taking any action in respect of the foregoing;
(g)    reasonable approval over the annual budget established bv the REIT Subsidiary;
(h)    any merger, conversion or consolidation involving the REIT Subsidiary or the sale, lease, transfer, exchange or other disposition of all or substantially all of the REIT Subsidiary's assets, or any similar transaction involving all or substantially all of the Common Stock in the REIT Subsidiary, in one or a series of related transactions;
(i)    any liquidation, dissolution or termination of the REIT Subsidiary;
(j)    entering into a new, or amending, supplementing, waiving material obligations under, or extending any existing, management agreement; or
(k)    amending the organizational documents, including the charter and bylaws, of the REIT Subsidiary.
Section 3.    Termination. The rights and obligations of the Parent under this Agreement shall terminate on the date that the Parent is dissolved.
Section 4.    Execution. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and such counterparts together will constitute one and the same instrument.
Section 5.    Notices. All notices, consents, approvals and other communications provided for hereunder shall be in writing and shall be delivered (i) by certified mail, return receipt requested, (ii) by hand, (iii) by recognized overnight courier delivery service (with charges prepaid) or (iv) emailed (with a hard copy sent by recognized overnight courier delivery service (with charges prepaid) on the same Business Day as such transmission), to any party at the address of such Person listed below, or, in each case, at such other address as shall be designated by such Person in a written notice to each other party complying as to delivery with the terms of this Section 6 (each, a "Notice").

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Exhibit 10.3

All such Notices shall be effective: (x) if deposited with the United States Postal Service certified mail, return receipt requested, three Business Days after deposit therewith; (y) if sent by hand delivery or express courier, upon delivery or refusal; and (z) if transmitted by email, on the date of such transmission (provided that a confirmation copy is so sent as provided above).
(a)    If to the REIT Subsidiary:

c/o Terra Capital Partners
550 Fifth Avenue, 6th Floor
New York, NY 10036
Attention: Vik Uppal
Telephone:
Email:
with a copy (which shall not constitute Notice) to:
Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019
Attention:    Jay L. Bernstein, Esq. and Jacob Farquharson, Esq.
Telephone:
Email:

(b)    If to the Parent:
c/o Terra Fund Advisors, LLC
c/o Terra Secured Income Fund 5, LLC
c/o Terra Secured Income Fund 7, LLC
550 Fifth Avenue, 6th Floor
New York, NY 10036
Attention: Vik Uppal
Telephone:
Email:
with a copy (which shall not constitute Notice) to:
Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019
Attention:    Jay L. Bernstein, Esq. and Jacob Farquharson, Esq.
Telephone:
Email:

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Exhibit 10.3

Section 6.    Amendments and Waivers. The provisions of this Agreement may be amended with the prior written consent of all parties hereto. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing.
Section 7.    Specific Performance. The REIT Subsidiary acknowledges that a breach by it of any of its obligations under Section 2 of this Agreement would give rise to irreparable harm to the Parent, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach by the REIT Subsidiary of any such obligations, the Parent shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to seek equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).
Section 8.    Successors and Assigns; No Third Party Beneficiary. This Agreement and all terms, provisions and conditions hereof shall be binding upon the parties hereto, and shall inure to the benefit of the parties hereto and, except as otherwise provided herein, to their respective heirs, executors, personal representatives, successors and assigns. This Agreement is intended solely for the benefit of the parties hereto and, except as expressly provided to the contrary in this Agreement, is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto, including, without limitation, of any creditor or other Person to whom any debts, liabilities or obligations are owed by (or who otherwise has any claim against) any party hereto.
Section 9.    Governing Law. This Agreement, and the application or interpretation thereof, shall be governed exclusively by its terms and by the laws of the State of Delaware, excluding the conflict of laws provisions thereof.
Section 10.    Consent to the Non-Exclusive Jurisdiction of the Courts of Delaware. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF FEDERAL AND STATE COURTS OF THE STATE OF DELAWARE IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION, SUIT OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH DELAWARE STATE OR FEDERAL COURT. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY LEGALLY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION, SUIT OR PROCEEDING. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY ACTION, SUIT OR PROCEEDING BY THE MAILING OR DELIVERY OF COPIES OF SUCH PROCESS TO IT AT THE NOTICE ADDRESS FOR IT UNDER THIS AGREEMENT AS DETERMINED IN ACCORDANCE WITH SECTION 6.
Section 11.    Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION,

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Exhibit 10.3

PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 12.    Severability. Each term or provision of this Agreement shall be considered severable and if for any reason any provision which is not essential to the effectuation of the basic purposes of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such invalidity shall not impair the operation of or affect those provisions of this Agreement which are valid or enforceable. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it valid or enforceable within the requirements of any applicable law.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement in each case as of the day and year first above written.

TERRA JV, LLC,
a Delaware limited liability company
By: Terra Secured Income Fund 5, LLC, its managing member

By: Terra Fund Advisors, LLC, its manager

By:	/s/ Bruce Batkin Name: Bruce Batkin Title: Authorized Signatory

By: Terra Secured Income Fund 7, LLC, its managing member

By: Terra Income Advisors 2, LLC, it manager

By: Terra Fund Advisors, LLC, its sole member

By:	/s/ Bruce Batkin Name: Bruce Batkin Title: Authorized Signatory

TERRA PROPERTY TRUST, INC.,
a Maryland corporation

By:	/s/ Vikram S. Uppal Name: Vikram S. Uppal Title: CEO

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